January 24, 2000



Board of Directors
East Coast Venture Capital, Inc.
50 East 42nd Street
Suite 1301
New York, New York  10017

                      RE: EAST COAST VENTURE CAPITAL, INC.
                       REGISTRATION STATEMENT ON FORM N-2

Gentlemen:

         We have acted as counsel for East Coast Venture Capital, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form N-2, File No. 333-58681, under the Securities Act of 1933, as amended, relating to the public offering of 800,000 Units ("Units"), each Unit consisting of one (1) share of the Company's Common Stock, par value $.01 per share (the "Common Stock") and one (1) Redeemable Common Stock Purchase Warrant (the "Warrant"). The offering also involves the grant to First Liberty Investment Group, Inc. (the "Representative") of an option to purchase an additional 120,000 Units, consisting of 120,000 shares of Common Stock and 120,000 Warrants to cover over-allotments in connection with the offering, and, subject to the approval by the Securities and Exchange Commission ("SEC"), the sale to the Representative, for cash, of an option (the "Representative's Option") to purchase up to 80,000 Units consisting of 80,000 shares of Common Stock and 80,000 Warrants.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Common Stock and Warrants, drafts of the Warrant Agreement and Representative's Option, draft forms of certificates representing the Common Stock and the Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various

Board of Directors
East Coast Venture Capital, Inc.
January 24, 2000
Page 2


questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock included in the Units have been duly authorized and, when issued and sold in accordance with the Prospectus, will be legally issued, fully paid and non-assessable.

         2. The Warrants included in the Units and, subject to SEC approval, the Representative's Option, have been duly authorized and, when issued and sold in accordance with the Prospectus (and in the case of the Representative's Option, upon SEC approval), will be legally issued, fully paid and non-assessable.

         3. The shares of Common Stock issuable upon exercise of the Warrants and, subject to SEC approval, the Representative's Option, have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants and the Representative's Option, as the case may be, will be duly authorized, legally issued, fully paid and nonassessable.

         As used herein, the terms "SEC approval" and "approval of the SEC" mean and include an order by the SEC approving the sale of the Representative's Option and/or a "no action" letter from the SEC with respect to the sale of the Representative's Option.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              BERLACK, ISRAELS & LIBERMAN LLP